Exhibit 4

                          FIRST SOUTH BANCORP, INC.
NUMBER                                                                    SHARES
                          --------------------------

                                     [LOGO]

INCORPORATED UNDER THE LAWS OF SOUTH CAROLINA                  CUSIP 33646D 10 2



       This certifies that _____________________________ is the owner of _______________________ fully paid and nonassessable shares of the COMMON STOCK, no Par Value, of First South Bancorp, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly indorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness facsimile signatures of its duly authorized officers.

Dated:
      --------------------


----------------------------------------------------
President, Chief Executive Officer and Vice Chairman

                                [SEAL]
-------------------------                      COUNTERSIGNED AND REGISTERED:
Secretary and Treasurer

                         [REVERSE SIDE OF CERTIFICATE]


                           FIRST SOUTH BANCORP, INC.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        [Explanation of Abbreviations]

        [Form of Stock Power]